Exhibit 99.1

NETLIST REPORTS THIRD QUARTER 2018 RESULTS

IRVINE, CALIFORNIA, November 8, 2018 - Netlist, Inc. (OCTQX: NLST) today reported financial results for the third quarter ended September 29, 2018.

Revenues for the third quarter ended September 29, 2018 were $7.2 million, compared to revenues of $9.0 million for the quarter ended September 30, 2017.  Gross profit for the quarter ended September 29, 2018 was $0.6 million, or 8.1% of revenues, compared to a gross profit of $0.7 million, or 8.0% of revenues, for the quarter ended September 30, 2017.

GAAP net loss for the third quarter ended September 29, 2018 was ($4.6) million, or ($0.04) loss per share, compared to a GAAP net loss in the prior year period of ($3.1) million, or ($0.05) loss per share.  These results include stock-based compensation expense of $0.2 million and $0.3 million for the quarters ended September 29, 2018 and September 30, 2017, respectively.

As of September 29, 2018, cash, cash equivalents and restricted cash were $19.4 million, total assets were $28.8 million, working capital was $14.0 million, total debt and accrued interest, net of debt discount, was $19.7 million, and stockholders’ deficit was ($1.5) million.

“During the third quarter we received a favorable ruling from the U.S. International Trade Commission (ITC) as part of our case against SK hynix which targets billions of dollars of unlicensed server memory products.  The ITC order provides momentum as we commence trials in Germany next month and in Washington D.C. at the ITC early next year,” said Netlist’s Chief Executive Officer, C.K. Hong. “ Bottom line performance in the quarter highlights improved product margins sequentially and ongoing operational cost controls offset by increased legal expenses associated with the upcoming trials.”

Adjusted EBITDA (loss) was ($4.2) million for the third quarter ended September 29, 2018, compared to adjusted EBITDA (loss) of ($2.6) million for the third quarter ended September 30, 2017.  Adjusted EBITDA is a non-GAAP financial measure.  Non-GAAP financial measures are described below under “Note Regarding Use of Non-GAAP Financial Measures,” and are reconciled to the most directly comparable GAAP financial measure, net loss, below under “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, November 8, 2018 at 5:00 p.m. Eastern Time to review Netlist’s results for the third quarter ended September 29, 2018.  The dial-in number for the call is 1-412-317-5443.  The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the data included in this press release, including EBITDA and adjusted EBITDA, are non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring the operating performance of Netlist’s business excluding certain items that it believes are not attributable to or reflective of its core operating results.  Netlist defines EBITDA as net loss calculated and presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”), plus interest expense, net, plus provisions for income taxes, and plus depreciation and amortization; and Netlist defines adjusted EBITDA as EBITDA plus stock-based compensation expense plus (minus) other expense (income), net. Netlist expects to continue to incur expenses similar to the line items added to or subtracted from net loss to calculate EBITDA and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure net loss in evaluating Netlist’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries. Flagship products NVvault® and EXPRESSvault™ enable customers to accelerate data in their servers and storage and reliably protect enterprise-level cache, metadata and log data in the event of a system failure or power outage. HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures and provides a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance.  Forward-looking statements contained in this news release include statements about Netlist’s ability to execute on its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships, including its relationship with Samsung Electronics Co., Ltd.; the competitive landscape of Netlist’s industry; and general economic, political and market conditions.  All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements.  These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year filed on March 30, 2018, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports.  In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events.  These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi/Sharon Oh	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	September 29,	December 30,
	2018	2017
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$18,187	$6,720
Restricted cash	1,250	2,800
Accounts receivable, net	3,226	2,997
Inventories	3,879	4,105
Prepaid expenses and other current assets	517	303
Total current assets	27,059	16,925

Property and equipment, net	322	459
Other assets	1,394	1,406
Total assets	$28,775	$18,790

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9,656	$6,120
Revolving line of credit	2,597	2,024
Accrued payroll and related liabilities	503	807
Accrued expenses and other current liabilities	331	338
Total current liabilities	13,087	9,289
Convertible promissory notes and accrued interest, net of debt discount	17,084	14,766
Long-term warranty liability	70	61
Total liabilities	30,241	24,116

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	138	80
Additional paid-in capital	169,176	152,640
Accumulated deficit	(170,780)	(158,046)
Total stockholders’ deficit	(1,466)	(5,326)
Total liabilities and stockholders’ deficit	$28,775	$18,790

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2018	2017	2018	2017

Net sales	$7,203	$9,010	$24,508	$29,840
Cost of sales(1)	6,617	8,285	23,061	27,791
Gross profit	586	725	1,447	2,049
Operating expenses:
Research and development(1)	535	1,159	2,326	4,142
Intellectual property legal fees	2,760	749	6,359	2,129
Selling, general and administrative(1)	1,745	1,780	5,021	5,645
Total operating expenses	5,040	3,688	13,706	11,916
Operating loss	(4,454)	(2,963)	(12,259)	(9,867)
Other income (expense):
Interest expense, net	(183)	(135)	(463)	(421)
Other (expense) income, net	(7)	—	(12)	2
Total other expense, net	(190)	(135)	(475)	(419)
Loss before provision for income taxes	(4,644)	(3,098)	(12,734)	(10,286)
Provision for income taxes	—	—	—	1
Net loss	$(4,644)	$(3,098)	$(12,734)	$(10,287)
Net loss per common share:
Basic and diluted	$(0.04)	$(0.05)	$(0.13)	$(0.16)
Weighted-average common shares outstanding:
Basic and diluted	115,402	65,644	96,516	63,056

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$7	$4	$19	$33
Research and development	46	78	182	258
Selling, general and administrative	104	213	370	649
Total stock-based compensation	$157	$295	$571	$940

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2018	2017	2018	2017
GAAP net loss	$(4,644)	$(3,098)	$(12,734)	$(10,287)

Interest expense, net	183	135	463	421
Provision for income taxes	—	—	—	1
Depreciation and amortization	77	70	209	214
EBITDA (loss)	(4,384)	(2,893)	(12,062)	(9,651)

Stock-based compensation	157	295	571	940
Other expense (income), net	7	—	12	(2)
Adjusted EBITDA (loss)	$(4,220)	$(2,598)	$(11,479)	$(8,713)